Exhibit 7.5

PRIVATE TRANSFER REQUEST

GRANITE FALLS ENERGY, LLC

MEMBERSHIP UNITS INFORMATION

Membership Unit Certificate Number: N/A Original Date(s) of the Unit Certificate(s) Affected: October 15, 2004	Number of Membership Units to be Transferred (Membership Units can only be transferred in whole Units): 2,000	Number of Membership Units to be Retained by Transferor (if any): – 4,500 – 25

TRANSFEROR INFORMATION

Name(s) Glacial Lakes Energy, LLC	SS# or Tax I.D. #(s) - - - - 46-0461664	Telephone Numbers Home: Work: (605) 882-8480 Cell: Fax: (605) 882-4490

Street or P.O. Box	City, State and ZIP Code
P.O. Box 933
301 20th Avenue S.E.	Watertown, SD 57201

TRANSFEREE INFORMATION

Name(s)	SS# or Tax I.D. #(s)	Telephone Numbers Home:
	41-1604605	Work: (320) 564-3324
Fagen, Inc.	- -	Cell:
Fax: (320) 564-3278

Street or P.O. Box	City, State and ZIP Code

501 W. Highway 212	Granite Falls, MN 56241

TYPE OF PRIVATE TRANSFER

I (we) request that the Board of Governors of Granite Falls Energy, LLC (“Granite Falls”) approve the following type of transfer (check one):

☐	A transfer by gift.
☐	A transfer at death, including transfers from an estate or testamentary trust.
☐	A transfer between members of a family (“Family” is defined as a person’s brothers and sisters, whether by whole or half blood, spouse, ancestors and lineal descendants).
Relationship of Transferee to Transferor:
☐	A transfer involving distributions from a retirement plan qualified under Section 401(a) of the Internal Revenue Code or an individual retirement account.
☒

Block transfer of Membership Units representing in the aggregate more than 2% of the total issued and outstanding Membership Units in one or more transactions during any 30 day period by a person and any related person. (“Related persons” generally include members of a family, an individual and an entity majority owned by such individual, 2 entities that are majority owned by the same persons, the grant and fiduciary of a trust, the fiduciary and beneficiary of a trust, and the executor and beneficiary of an estate.)

☐	A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units.

SECURITY INTERESTS

Transferor certifies that (choose one):

☒          Transferor has not granted to a lender a security interest in the Membership Units.

☐            Transferor has granted to a lender a security interest in the Membership Units and the lender’s consent and transfer instructions accompany any delivery of this form.

DOCUMENTS

Transferor and Transferee must enclose with this Private Transfer Request: (1) the Membership Units certificate referenced above or an affidavit declaring that Transferor has lost or misplaced such Membership Units certificate (Note: Transferor must sign the reverse side of the Membership Unit certificate), (2) the lender’s consent and transfer instructions, if the Transferor has granted to a lender a security interest in the Membership Units, (3) an executed counterpart signature page to Granite Falls’ Operating and Member Control Agreement for each transferee that is not already a member, and (4) copies of all relevant documents that will assist the Board of Governors in determining if the transaction qualifies as a private transfer.

If the transfer is requested due to a member’s death a certified copy of a death certificate, letters of appointment, or designation of attorney form is required.

If the transfer is to a trust copies of the following pages in the trust investment must be included: the title page, signature page and page indemnifying the trustee.

If the transfer is to a corporation, partnership or limited liability company, a corporate resolution and the bylaws, operating agreement or partnership agreement must be provided.

WARRANTIES AND REPRESENTATIONS

1.	Transferor and Transferee acknowledge that this transfer is incomplete and invalid until the Board of Governors of Granite Falls approves this Private Transfer Request;
2.

Transferee, as a member of Granite Falls, agrees to be bound and governed by each and all provisions, rules and regulations of the Articles of Organization and Operating and Member Control Agreement and, if applicable, policies of Granite Falls, all as amended from time to time;

3.

Transferee intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

4.

Transferee understands that there is no public market for Granite Falls’ Membership Units, that the Membership Units do not trade on a national exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the Membership Units;

5.

Transferee has received a copy of the Granite Falls’ Operating and Member Control Agreement, and understands that he/she/it and the Membership Units will be bound by the provisions of the Operating and Member Control Agreement which contains, among other things, provisions that restrict the transfer of Membership Units;

6.

Transferee understands that the Units are subject to substantial restrictions on transfer under applicable tax and securities laws along with restrictions in the Granite Falls’ Operating and Member Control Agreement and agrees that if the Membership Units or any part thereof are sold or distributed in the future, the Transferee shall sell or distribute them pursuant to the terms of the Operating and Member Control Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

7.

Transferee and Transferor agree to indemnify and hold Granite Falls harmless for any damage, loss, cost, or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from the improper transfer of Units from the Transferor to the Transferee;

8.

Transferee understands that Granite Falls will place a restrictive legend on any certificate representing any Unit containing substantially the following language as the same may be amended by the Governors of Granite Falls in their sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AND MEMBER CONTROL AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.

Transferor and Transferee understand that, to enforce the above legend, Granite Falls may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the Membership Units; and

10.

Under penalties of perjury, Transferor and Transferee each certify that: (1) the number shown on this form is the Transferor and/or Transferee’s correct taxpayer identification number (or the Transferor/Transferee is waiting for a number to be issued), and (2) The Transferor/Transferee is not subject to backup withholding because: (a) he/she/it is exempt from backup withholding, or (b) he/she/it has not been notified by the Internal Revenue Service that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified him/her/it that he/she/it is no longer subject to backup withholding.

TRANSFEROR(S)

FOR INDIVIDUALS AND JOINT TENANTS		FOR BUSINESS ENTITIES

Glacial Lakes Energy, LLC
Signature	Date	Name of Business Entity

Mark Schmidt, President
Signature (if necessary)	Date	Signature and Title of Authorized Representative

TRANSFEREE(S)

FOR INDIVIDUALS AND JOINT TENANTS		FOR BUSINESS ENTITIES

	8/20/09	Fagen, Inc.
Signature	Date	Name of Business Entity

Roland “Ron” Fagen, CEO & President
Signature (if necessary)	Date	Signature and Title of Authorized Representative